Exhibit 10.21

                               ARTICLES OF MERGER

                         CAVALCADE OF SPORTS MEDIA, INC.
                             (a Nevada corporation)

                                       AND

                          PACIFICAP ENTERTAINMENT, INC.
                           (a California corporation)

The undersigned corporations, desiring to merge a California corporation, Pacificap Entertainment Holdings, Inc., as the merging corporation, with and into a Nevada corporation, Cavalcade of Sports Media, Inc., a wholly-owned subsidiary of Cavalcade of Sports Media, Inc., as the surviving corporation, hereby sign, seal, and present for filing these Articles of Merger as required by the corporate law of Nevada, in accordance with Section 92A.180, of the Nevada Revised Statutes, Merger of Subsidiary into Parent, as follows:

1. The names of the constituent corporations are:

Merging Corporation:
Pacificap Entertainment, Inc., a California corporation, having its principal executive offices at 12121 Wilshire Boulevard, 14th Floor, Los Angeles, CA 90025, is the wholly owned subsidiary of Cavalcade of Sports Media, Inc., a Nevada corporation. Cavalcade of Sports Media, Inc. owns 100% of Pacificap Entertainment, Inc.

Surviving Corporation:
Cavalcade of Sports Media, Inc., a Nevada corporation, having its principal executive offices at 12868 Via Latina, Del Mar, California 92014

2. The addresses of the corporations are:



          Pacificap Entertainment, Inc.
          12121 Wilshire Boulevard, 14th Floor Los
          Angeles, CA 90025


          Cavalcade of Sports Media, Inc. (Nevada)
          12868 Via Latina Del Mar,
          California 92014


3. This merger is permitted under the laws of the States of California and Nevada. Pacificap Entertainment, Inc. (California) and Cavalcade of Sports Media, Inc. (Nevada) have complied with the applicable provisions of the laws of the States of California and Nevada.

4. On September 23, 2003, Cavalcade of Sports Media, Inc. and Pacificap Entertainment, Inc. entered into a Plan and Agreement of Reorganization under 368(a)(1)B of the Internal Revenue Code wherein the holders of 100% of the issued and outstanding shares of Pacificap Entertainment Holdings, Inc. exchanged all of their 18,000,000 shares of Common Stock with 18,000,000 newly issued shares of Cavalcade of Sports Media, Inc. Common Stock. In accordance with Section 92A180(3), Cavalcade of Sports Media, Inc. mailed a summary of the plan of reorganization to each owner of the subsidiary.


ARTICLES OF MERGER
Cavalcade of Sports Media, Inc. (Nevada) and Pacificap Entertainment, Inc. (California)
PAGE 2

5. On October 20, 2003, the Board of Directors unanimously consented in writing, in lieu of a formal meeting, to merge the subsidiary (Pacificap Entertainment, Inc.) into itself (Cavalcade of Sports Media, Inc.), which action did not require shareholder approval pursuant to Section 92A.180(1) of the Nevada Revised Statutes, however, a written consent was obtained from the holders of the majority of the issued and outstanding shares of Cavalcade of Sports Media, Inc. The adoption of this action by the Board was unanimous.

6. The shares of the California corporation shall be canceled upon the filing and acceptance of similar Articles of Merger with the Secretary of State of California, which shall be submitted with the Articles herein upon their acceptance by the Nevada Secretary of State.

7. The merger shall be effective upon the filing of these Articles of Merger in the state of Nevada and California.

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8. The Articles of Incorporation of Cavalcade of Sports Media, Inc. will be amended in conjunction with the merger. Article I of the Articles of Incorporation is hereby amended to read as follows:


    I. The name of the corporation is: Pacificap Entertainment Holdings, Inc.

9. The surviving corporation agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of California as its agent to accept service of process and to send it to:

Pacificap Entertainment Holdings, Inc.
12121 Wilshire Boulevard, 14th
Floor Los Angeles, CA 90025

10. A copy of the Plan and Agreement of Merger is on file at the offices of the surviving corporation. A copy will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger this 20th day of October 2003.


                               CAVALCADE OF SPORTS MEDIA, INC.
                                          (Nevada)

ATTEST:
                                   /s/  Ed Litwak
                             By:_______________________________
                                 Edward E. Litwak, President

Secretary

                                 PACIFICAP ENTERTAINMENT, INC.
                                       (California)

ATTEST:
                                  /s/  Michael Riley
                             By:________________________________
                                     Michael Riley, President
Secretary

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